SCHEDULE 14C
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934


Check the appropriate box:
[ ]  Preliminary Information Statement           [ ] Confidential, for use of
[x]  Definitive Information Statement                the Commission only


                              Veridium Corporation
                ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  1)  Title of each class of securities to which transaction applies:

  ..................................................................

  2)  Aggregate number of securities to which transaction applies:

  ..................................................................

  3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

  ..................................................................

  4)  Proposed maximum aggregate value of transaction:

  ...................................................................

  5)  Total fee paid:

  ...................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  ......................................

  2) Form, Schedule or Registration Statement No.:

  ......................................

  3) Filing Party:

  ......................................

  4) Date Filed:

  ......................................

                              VERIDIUM CORPORATION
                         535 West 34th Street, Suite 203
                               New York, NY 10001


                              INFORMATION STATEMENT



         To the Holders of Our Voting Stock:


     The purpose of this Information Statement is to notify you that the holder of shares representing a majority of the voting power of Veridium Corporation has given its written consent to a resolution adopted by the Board of Directors of Veridium to amend the certificate of incorporation of Veridium so as to change the name of the corporation to GS CleanTech Corporation. We anticipate that this Information Statement will be mailed on June 27, 2006 to shareholders of record. On or after July 17, 2006, the amendment to the Certificate of Incorporation will be filed with the Delaware Secretary of State and become effective.

     Delaware corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Veridium will not hold a meeting of its shareholders to consider or vote upon the proposed amendment to Veridium's certificate of incorporation.



                       WE ARE NOT ASKING YOU FOR A PROXY.
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.



June  27, 2006                         KEVIN KREISLER, Chief Executive Officer

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     We determined the shareholders of record for purposes of this shareholder action at the close of business on June 14, 2006 (the "Record Date"). The table below lists the authorized voting stock as of the Record Date, the number of shares of each class that were outstanding on the Record Date, and the voting power of each class.

   Security                     Authorized      Outstanding       Voting Power
   --------                     ----------      -----------       ------------
  Common Stock                 250,000,000      250,000,000      250,000,000
  Series D Preferred Stock       1,000,000        1,000,000      583,333,333
                                                                 -----------
                                                                 833,333,333

     The following table sets forth information regarding the voting stock beneficially owned by any person who, to our knowledge, owned beneficially more than 5% of any class of voting stock as of the Record Date. Mr. Kreisler is the only officer and the only member of the Board of Directors of Veridium.

                                        Amount and Nature of Beneficial Ownership
                                 ------------------------------------------------------
Name and Address                                  Percentage       Series D      Percentage      Percentage of
of Beneficial Owner(1)             Common            of Class     Preferred       of Class       Voting Power
-------------------              ---------        -----------     ---------      -----------     ------------
Kevin Kreisler(2)                    --                0%         1,000,000          100%             70%
-----------------------------------

(1) The address of each shareholder is c/o Veridium Corporation, 535 West 34th Street, Suite 203, New York, NY 10001.

(2) All shares listed for Kevin Kreisler are owned of record by GreenShift Corporation, of which Mr. Kreisler is Chairman and majority shareholder.

                  AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                      TO CHANGE THE NAME OF THE CORPORATION


     The Board of Directors of Veridium has adopted a resolution to change the name of the Corporation from Veridium Corporation to "GS CleanTech Corporation." The holder of shares representing a majority of the voting power of Veridium's outstanding voting stock has given its written consent to the resolution. Under placeStateDelaware corporation law, the consent of the holder of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Delaware on or after July 17, 2006, and it will become effective on the date of such filing (the "Effective Date").

           The primary purpose of the name change is to represent more precisely the nature of the Corporation's business. The Corporation is engaged in the business of providing applied engineering and industrial design services to improve resource utilization. The Corporation also holds the rights to a patent-pending Clean Oil Extraction System(TM), which will provide the feedstock for the production of biodiesel fuel. The Board of Directors and majority shareholder have determined that the Corporation's name should reflect its involvement in these "green" technologies.



                          Exchange of Stock Certificate

     Certificates for the Corporation's common stock that recite the name "Veridium Corporation" will continue to represent shares of the Corporation after the Effective Date. If, however, a shareholder wishes to exchange his certificate for a certificate reciting the name "GS CleanTech Corporation" after the Effective Date, he may do so at his own expense by surrendering his certificate to the Corporation's Transfer Agent with a request for a replacement certificate and the appropriate stock transfer fee. Veridium's Transfer Agent is:

                     American Stock Transfer & Trust Company
                          59 Maiden Lane - Plaza Level
                               New York, NY 10038
                                  800-937-5449


                              No Dissenters Rights

     Under Delaware law, shareholders are not entitled to dissenters' rights with respect to the transaction described in this Information Statement.


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